EXHIBIT 99.1

Dot VN, Inc. Begins Commercialization of Vietnamese Internet Super Portal “www.Info.VN”

SAN DIEGO – May 4, 2010 – Dot VN, Inc. (www.DotVN.com) (OTC BB: DTVI) an innovative Internet and Telecommunications Company and the exclusive online global domain name registrar for the Country of Vietnam, announced today that the Vietnamese’s Information Super Portal http://www.Info.VN  has been licensed by Vietnam’s Ministry of Information and Communication (MIC) to begin to provide a variety of services, including online advertising and paid content. Dot VN and its partners have designed Info.VN to be the ultimate Internet portal that will aggregate and organize everything that the Vietnamese Internet has to offer, serving as the principal online resource for the Vietnamese people.  “Info.VN” successfully completed its beta test phase.

The launch of Info.VN will allow Dot VN to move forward with its plans to introduce additional functionality and services to the site, including daily news, business directories, newswire services, e-commerce, games, free e-mail, web hosting, a smart search engine, branded social networking, and cutting edge advertising solutions. News feeds are currently available from numerous media sources and video content is expected to be added soon.

“We are very pleased to announce that we have officially launched our new Vietnamese information super portal Info.VN,” said Dot VN CEO Thomas Johnson. “Our site has gone through rigorous testing and qualification standards to ensure stability and functionality. We have worked directly with the Vietnam Internet Network Information Center (VNNIC) for the past four years to develop Info.VN and we believe that this platform is a significant step towards revolutionizing Vietnam’s Internet offerings.”

Info.VN is built for individual and business users both in Vietnam and around the world as a main hub for news, entertainment and information available in one central and easy to navigate website.  The website is available in both Vietnamese and English, making access easier for non-Vietnamese speaking users. VNNIC is working with Dot VN to provide technical assistance and co-marketing support for the site. By leveraging the existing traffic from the domain registry monetization program, Dot VN expects to initially serve up to 1.1 million Internet users a day.

About the Company:

Dot VN, Inc. (www.DotVN.com) provides innovative Internet and telecommunication services for Vietnam. The Company was awarded an “exclusive long term contract” by the Vietnamese government to register “.vn” (Vietnam) domains and commercialize Parking Page Marketing/Online Advertising worldwide via the Internet. Also, Dot VN has exclusive rights to distribute and commercialize Micro-Modular Data CentersTM solutions and Gigabit Ethernet Wireless applications to Vietnam and Southeast Asia region.

Dot VN is committed to keeping our shareholders informed of latest developments. To receive email alerts regarding press releases and invitations to events, please sign up by accessing the following link: http://bit.ly/DotVN-Investor-Signup

Forward-Looking Statements:

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission. Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control. In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Dot VN’s website does not constitute a part of this release.

For more information, contact:

Dot VN, Inc.
Thomas M. Johnson, Chairman and CEO
Phone:  858-571-2007 x14
Email:  Inquiries@DotVN.com
Website:  www.DotVN.com
Register your .VN domains at:  www.VN

Investor Relations Contact:
CCG Investor Relations - Strategic Communications
Mr. Roger Ellis, Partner
Phone:  310-954-1332
Email:  Roger.Ellis@ccgir.com
Website:  www.ccgir.com